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                                                                 EXHIBIT 1


                         STOCKHOLDER RIGHTS AGREEMENT






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                        ------------------------------
                        ------------------------------

                         STOCKHOLDER RIGHTS AGREEMENT

                         Dated as of February 13, 1996

                                    between

                               NASH-FINCH COMPANY

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                        ------------------------------
                        ------------------------------



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                               TABLE OF CONTENTS

Section  1.    Certain Definitions..................................   1

Section  2.    Appointment of Rights Agent..........................   5

Section  3.    Issue of Right Certificates..........................   5

Section  4.    Form of Right Certificates...........................   7

Section  5.    Countersignature and Registration....................   8

Section  6.    Transfer, Split Up, Combination and Exchange of
               Right Certificates; Mutilated, Destroyed, Lost
               or  Stolen  Right   Certificates.....................   8

Section  7.    Exercise of Rights; Purchase Price; Expiration
               Date of Rights.......................................   9

Section  8.    Cancellation and Destruction of Right
               Certificates.........................................  11

Section  9.    Reservation and Availability of Shares of
               Common Stock.........................................  11

Section  10.   Common Stock Record Date.............................  13

Section  11.   Adjustment of Purchase Price, Number of Shares
               or Number of Rights..................................  13

Section  12.   Certification of Adjusted Purchase Price or
               Number of Shares.....................................  20

Section  13.   Adjustments from Flip-Over Events....................  21

Section  14.   Fractional Rights and Fractional Shares..............  24

Section  15.   Rights of Action.....................................  25

Section  16.   Agreement of Right Holders...........................  25

Section  17.   Right Certificate Holder Not Deemed a
               Stockholder..........................................  25

Section  18.   Concerning the Rights Agent..........................  26

Section  19.   Merger or Consolidation or Change of Name of
               Rights Agent.........................................  26

Section  20.   Duties of Rights Agent...............................  27

Section  21.   Change of Rights Agent...............................  29


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Section 22.    Issuance of New Right Certificates..................  29

Section 23.    Redemption and Termination..........................  30

Section 24.     Notice of Certain Events...........................  31

Section 25.     Notices............................................  31

Section 26.     Supplements and Amendments.........................  32

Section 27.     Successors.........................................  32

Section 28.     Benefits of this Agreement.........................  32

Section 29.     Severability.......................................  33

Section 30.     Governing Law......................................  33

Section 31.     Counterparts.......................................  33

Section 32.     Descriptive Headings...............................  33





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                         STOCKHOLDER RIGHTS AGREEMENT

     This Stockholder Rights Agreement, dated as of February 13, 1996, between Nash-Finch Company, a Delaware corporation, and Norwest Bank Minnesota, National Association, a national association.

                                 WITNESSETH

     WHEREAS, on February 13, 1996, the Board of Directors of the Company (the
"Board")   authorized and declared a dividend distribution of one right to purchase one-half of one share of Common Stock of the Company upon the terms and subject to the conditions of this Stockholder Rights Agreement for each share of Common Stock outstanding on the Record Date, and contemplated the issuance of one such right for each share of Common Stock issued between the Record Date and the Distribution Date;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who or which alone or together with all Affiliates and Associates of such Person, shall be the beneficial owner of 15% or more of the shares of the Common Stock then outstanding but shall not include the company, any subsidiary of the Company, any employee benefit plan (whether or not subject to any of the provisions of ERISA, as amended from time to time) of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan.

     (b)  "Acquisition Event" shall mean any Flip-In Event or any Flip-Over
Event.

     (c)   "Act" shall mean the Securities Act of 1933.

     (d)  "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii).

     (e)   "Adverse Person" shall mean any Person who or which:

          (i) is declared by the Board to be a potential adverse person, upon a determination that such Person, alone or together with all Affiliates and Associates of such Person, has, at any time after the date of this Agreement, become the beneficial owner of an amount of Common Stock of the Company which the Board determines to be substantial, and upon a determination, after reasonable inquiry and investigation, including without limitation consultation with such persons as


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     the Board shall deem appropriate, that (A) such beneficial ownership or an increased beneficial ownership by such Person may be reasonably likely to be intended to cause the Company to repurchase such Common Stock or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board determines that the best long-term interest of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions or (B) such beneficial ownership or an increased beneficial ownership may be reasonably likely to cause a material adverse impact (including without limitation impairment of relationships with the Company's employees, customers, suppliers or creditors or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; and

          (ii) such potential adverse person, alone or together with all Affiliates and Associates of such potential adverse person, thereafter becomes the beneficial owner of an amount or percentage of Common Stock of the Company equal to or greater than the amount or percentage established by the Board at the time the Board makes the potential adverse person determination referred to in (i) above (the "Adverse Person Ownership Level"), PROVIDED, that the Board may from time to time determine to reduce the Adverse Person Ownership Level to a lower amount or percentage of Common Stock of the Company.

     (f) "Affiliate" and "Associate" shall have the respective meanings given to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

     (g) "Agreement" shall mean this Stockholder Rights Agreement dated as of February 13, 1996.

     (h) A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own," any securities:

           (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; PROVIDED, however, that a Person shall not be deemed the "beneficial owner" of, or to "beneficially own,"
     (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of an Acquisition Event, or (C) securities


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     issuable upon exercise of Rights from and after the occurrence of an
     Acquisition Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(a) (i) in connection with an adjustment made with respect to any Original Rights;

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED, however, that a Person shall not be deemed the "beneficial owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and
     (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (ii) of this paragraph (h)) or disposing of any securities of the Company; PROVIDED, however, that nothing in this paragraph (h) shall cause a person engaged in business as an underwriter of securities to be the "beneficial owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

     (i)   "Board" shall mean the Board of Directors of the Company.

     (j) "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

     (k) "Close of Business" on any given date shall mean 4:30 P.M., Minneapolis, Minnesota time, on such date; PROVIDED, however, that if such date is not a Business Day it shall mean 4:30 P.M., Minneapolis, Minnesota time, on the next succeeding Business Day.


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     (l)  "Common Stock" shall mean the Common Stock, par value $1.66 2/3 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

     (m)   "Company" shall mean Nash-Finch Company, a Delaware corporation.

     (n)  "Current market price" shall have the meaning set forth in Section
11(d).

     (o)  "Distribution Date" shall have the meaning set forth in Section 3(a).

     (p)  "ERISA" shall mean the Employee Retirement Income Security Act of
1974.

     (q)  "Exchange Act" shall mean the Securities Exchange Act of 1934.

     (r)  "Expiration Date" shall have the meaning set forth in Section 7(a).

     (s)  "Final Expiration Date" shall mean March 31, 2006.

     (t) "Flip-In Event" shall mean an event described in Section 11(a)(ii)(A)(1) or Section 11(a)(ii)(A)(2). A Flip-In Event shall be deemed to occur at the Close of Business on the date immediately preceding the first date of public announcement by the Company or an Acquiring Person or an Adverse Person that a Person has become an Acquiring Person or Adverse Person or of facts which establish, in the good faith judgment of the Board, that a Person has become an Acquiring Person or an Adverse Person.

     (u) "Flip-Over Event" shall mean an event described in Section 13(a)(w), Section 13(a)(x) , Section 13(a)(y) or Section 13(a)(z).

     (v) "Person" shall mean any individual, firm, corporation, partnership or other entity.

     (w)  "Purchase Price" shall have the meaning set forth in Section 7(b).

     (x)  "Record Date" shall mean April 1, 1996.

     (y)  "Redemption Price" shall have the meaning set forth in
Section 23(a).

     (z) "Right" shall mean each Right outstanding on the date of this Agreement and each Right issued between the date of this Agreement and the Distribution Date. Each Right outstanding on the


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date of this Agreement represents the right to purchase one-half of one share of Common Stock, subject to the terms and conditions of this Agreement.

     (aa) "Rights Agent" shall mean Norwest Bank Minnesota, National Association, a national association.

     (bb) "Right Certificate" shall have the meaning defined in Section 3(a).

     (cc) "Subsidiary" shall mean, with reference to any Person, any corporation or entity of which a majority of any class of equity security or other equity interest is beneficially owned, directly or indirectly, or otherwise controlled by such Person.

     Any determination required by the definitions contained in this Section 1 shall be made by the Board, in its good faith judgment, which determination shall be final and binding on the Rights Agent.

     Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3.     ISSUE OF RIGHT CERTIFICATES.

     (a) Until the earlier of (i) the Close of Business on the twentieth day following a Flip-In Event where the right of redemption has not been reinstated pursuant to Section 23(a)(ii), or (ii) the Close of Business on the tenth Business Day (unless this Agreement is amended prior to the time that any Person becomes an Acquiring Person to increase such number of Business Days) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan (whether or not subject to any of the provisions of ERISA as amended from time to time) of the Company or of any Subsidiary of the Company or any entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof such Person would be an Acquiring Person (the earlier of (i) or (ii) being herein referred to as the "Distribution Date") (y) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate Right certificates, and (z) the Rights will be transferable only in connection with the transfer of the


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underlying shares of Common Stock (including, without limitation, a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, to each record holder of the Common Stock on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates in substantially the form of Exhibit A hereto (the "Right Certificates") evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i), at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date the surrender for transfer of any of the certificates for the Common Stock shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     (c) Certificates for the Common Stock issued after the date of this Agreement but prior to the earlier of the Distribution Date or the Expiration Date shall be deemed also to be certificates for Rights, and shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Stockholders Rights Agreement between Nash-Finch Company and Norwest Bank Minnesota, National Association dated as of February 13, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Nash-Finch Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Nash-Finch Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by an Acquiring Person, an Adverse Person or Affiliates or Associates thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock

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represented by such certificates shall be evidenced by such certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     Section 4.      FORM OF RIGHT CERTIFICATES.

     (a) The Right Certificates (and the forms of election to purchase and of assignment on the reverse thereof) shall be substantially in the form attached hereto as Exhibit A and may have such marks of the identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Right Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price set forth therein, but the number of such shares and such price shall be subject to adjustment as provided herein.

     (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by any Person known to be: (i) an Acquiring Person, an Adverse Person or any Affiliate or Associate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring or Adverse Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board otherwise concludes in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e), and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend, modified as applicable to such Person:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an [Acquiring] [Adverse] Person or an Affiliate or Associate of an [Acquiring] [Adverse] Person (as such terms are


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     defined in the Rights Agreement).  Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Rights Agreement.

The provisions of Section 7 (e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     Section 5.   COUNTERSIGNATURE AND REGISTRATION.

     (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificates, shall be a proper officer of the Company to sign such Right Certificates, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal offices, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. TRANSFER, SPLIT UP. COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

     (a) Subject to the provisions of Section 14, at any time after the Distribution Date, and at or prior to the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request


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in writing delivered to the Rights Agent, and shall surrender the Right
Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, or indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXRIRATION DATE
OF RIGHTS.

     (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment, in lawful money of the United States of America, in the form required by paragraph (c) below, but subject to the provisions of section 11(a)(iii), of the aggregate Purchase Price with respect to the total number of shares (or other securities, cash or other property, as the case may be) as to which the surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 (such earlier time being herein referred to as the "Expiration Date").

     (b) The Purchase Price for each one full share of Common Stock shall, at the date of this Agreement be $60.00, and such amount shall be subject to adjustment from time to time as provided in Sections 11 and 13.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment (in cash, or by certified check or bank draft payable to the order of the Company) of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall (subject to Section 20(j)) thereupon promptly (i) requisition from any transfer agent


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of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of shares of Common Stock being purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company or to pay cash or distribute other property pursuant to section 11(a)(iii), the Company will make all arrangements necessary so that such other securities, cash, and/or other property are available for delivery by the Rights Agent.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to the duly authorized assigns of such holder, subject to the provisions of section 14.

     (e) Notwithstanding anything in this Agreement to the contrary, if a Flip-In Event shall occur and the right of redemption shall not be reinstated pursuant to Section 23(a)(ii), then any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with


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respect to an Acquiring Person or Adverse Person or any of their respective
Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the beneficial owner (or former beneficial owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.     RESERVATION AND AVAILABILITY OF SHARES OF COMMON STOCK.

     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights; PROVIDED, however, that the Company need not so reserve shares of Common Stock which may be required by Section 11 unless, after the occurrence of a Flip-In Event, the right of redemption has not been reinstated pursuant to Section 23(a)(ii).

     (b) So long as the shares of Common Stock (and, following the occurrence of an Acquisition Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be quoted in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Common Stock and/or other securities reserved for such issuance to be quoted in such over-the-counter market or listed on such exchange upon official notice of issuance.

     (c) The Company shall use its best efforts to (i) file, as soon as practicable after the Close of Business on the twentieth day following a Flip-In Event (unless the right of redemption has been reinstated pursuant to Section 23(a)(ii) , in which event no such filing shall be required) and after the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement (including without limitation in accordance with Section 11(a)(iii)), or as soon as is required by law, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights, on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required, the company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. COMMON STOCK RECORD DATE. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, however, that if the date of such surrender and payment is not a Business Day, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including without limitation the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the Common Stock, (C) combine the Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision" combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised on the Business Day immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and
Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

          (ii) If (A) (1) any Person shall become an Acquiring Person, or (2) any Person shall become an Adverse Person and (B) the right of redemption is not reinstated pursuant to Section 23(a)(ii), then promptly after the Close of Business on the twentieth day following the first occurrence of an event under
Section 11(a)(ii)(A)(1) or Section 11(a)(ii)(A)(2), proper provision shall be made so that each holder of a Right, except as provided below and in
Section 7(e), shall thereafter have a right to receive, upon exercise thereof at one-half of the then current Purchase Price for one full share in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (y) multiplying the then current Purchase Price for one full share by the then number of shares of Common Stock for which a Right was exercisable immediately prior to such first occurrence, and (z) dividing that product by fifty percent (50%) of the current market price (determined pursuant to Section 11(d)) per one full share of Common Stock on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares").

          (iii) In the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of all of the exercisable Rights in accordance with Section 11(a)(ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares (the "Current Value") over (2) one-half of the Purchase Price for a full share (such excess, the "Spread"), and
(B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of such Right, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including without limitation shares, or units of shares, of preferred stock which the Board has deemed to have the same value as shares of Common Stock (such shares or units of shares of Preferred Stock are herein called "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or
(6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; PROVIDED, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first date upon which the Rights become exercisable after the first occurrence of a Flip-In Event (such first date being sometimes referred to herein as the "Section 11(a)(iii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(iii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action needs be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (y) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (z) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything to the contrary in the foregoing provisions of this Section 11(a)(iii), the Company may, at its option, elect, by Board action taken within thirty (30) days following the first date upon which the Rights become exercisable after the first occurrence of a Flip-In Event, to exchange each of the Rights outstanding at the Close of Business on the date of such Board action (but not any Rights which become void pursuant to Section 7(e)) for shares of Common Stock having a value equal to the excess of the value of the Adjustment Shares over one-half of the Purchase Price for a full share (the "Excess"). The aforesaid Board action must relate to all of the Rights outstanding at such time (other than the aforesaid void Rights). Immediately following the Close of Business on the date of the aforesaid Board action, and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive shares of Common Stock having a value equal to the Excess. Promptly after the aforesaid Board action, the Company shall give notice thereof (specifying the steps to be taken to receive the shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 25. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d)) per share of the Common Stock on the first date upon which the Rights become exercisable after the first occurrence of a Flip-In Event, and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the current market price (as determined pursuant to Section 11(d)) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including without limitation any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including without limitation any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or securities to be distributed in respect of one share of Common Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d)) per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation hereunder, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days after the exdividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Notwithstanding anything to the contrary in this Section 11(d), for purposes of the computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten
(10) consecutive Trading Days immediately following such date.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; PROVIDED, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share, as the case may be. Notwithstanding the first sentence of this section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

     (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 11(a), (b) and (c), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so
obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights and shall notify the Rights Agent thereof, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price), shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement and shall be dated the date of such record date.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as payment for each share of Common Stock of the Company so received.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of any shares of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Stock, shall not be taxable to such stockholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, except as permitted by Section 23 or Section 26, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Agreement to the holders of the Rights.

     Section 12. CERTIFICATION OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13. ADJUSTMENTS FROM FLIP-OVER EVENTS. (a) If any Person shall become an Acquiring Person, if the right of redemption shall not be reinstated pursuant to Section 23(a)(ii) and if thereafter, (w) the Company shall consolidate with, or merge with or into, an Acquiring Person or any Affiliate or Associate thereof, or an Acquiring Person or any Affiliate or Associate thereof shall consolidate with, or merge with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock of the Company shall be changed in any way or converted into or exchanged for stock or other securities or cash or other property, or (x) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related or unrelated transactions within a period of two years, assets (i) aggregating more than fifty percent (50%) of the assets (measured either by book value or fair market value) or (ii) generating more than fifty percent (50%) of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to one or more Persons (other than the Company or any Subsidiary or subsidiaries of the Company), but excluding transactions approved by the Board prior to the time when the Rights may no longer be redeemed pursuant to Section 23(a)(i), or (y) an Acquiring Person or an Affiliate or Associate thereof shall (1) acquire from the Company or any of its Subsidiaries, with or without consideration, over any period of twelve
(12) consecutive calendar months, beneficial ownership of any additional shares of any class of capital stock of the Company or any of its Subsidiaries equal in the aggregate to more than one percent (1%) of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than one percent (1%) of the authorized or outstanding shares of any class of capital stock of the company or any of its Subsidiaries (in each case other than as part of a PRO RATA distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued PRO RATA in such a distribution), (2) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of twelve (12) consecutive calendar months, assets (including without limitation cash or cash equivalents) (a) having an aggregate fair market value of more than five million dollars ($5,000,000) or (b) on terms and conditions less favorable to the Company than the Company would be able to obtain through arms-length negotiations with an unaffiliated third party, (3) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (4) receive the benefit, directly or indirectly (except proportionately as a stockholder), over any period of twelve (12) consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of five million dollars ($5,000,000) or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of five million dollars ($5,000,000) or, in any case, on terms and conditions less favorable to the Company than the Company would provide or be able to obtain through arms-length negotiations with a third party, or (z) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person or an Affiliate or Associate thereof), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by an Acquiring Person is increased by more than one percent (1%), then, and in each such case, proper provision shall be made so that (a) each holder of a Right shall thereafter have a right to receive, upon exercise thereof at one-half of the then current Purchase Price for one full share in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Purchase Price for one full share by the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if a Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, by the then number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event), and (2) dividing that product by fifty percent (50%) of the current market price (determined pursuant to Section 11(d)) per one full share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event; (b) such Principal Party shall thereafter be liable for, and shall assume, by virtue of the occurrence of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (c) the term "Company" shall thereafter be deemed to refer to such Principal Party; (d) such Principal Party shall take such steps (including without limitation the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (e) the provisions of Section 11 shall be of no further effect following the first occurrence of a Flip-over Event (except to the extent already applicable by reason of events and acts already having occurred).

     (b)   "Principal Party" shall mean

          (i) in the case of any transactions described in clause (w) of the first sentence of Section 13 (a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such consolidation or merger, and if no securities are so issued, the Person that is the other party to such consolidation or merger;

          (ii) in the case of any transaction described in clause (x) of the first sentence of Section 13 (a) , the Person that is the party receiving the greatest portion of the assets sold or transferred pursuant to such transaction or transactions; and

          (iii) in the case of any transaction described in clause (y) or clause (z) of the first sentence of Section 13 (a), the Acquiring Person;

PROVIDED, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

     (c) The Company shall not consummate any Flip-Over Event unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Flip-Over Event, the Principal Party will (i) prepare and file a registration statement and other necessary documents under the Act and applicable blue sky laws, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement and other documents to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act and such blue sky laws) until the Expiration Date; and (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. The Company covenants and agrees that it shall not, at any time after the Distribution Date, enter into any agreement with respect to, consummate or permit to occur any Flip-Over Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments in effect which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Agreement to the holders of the Rights.

      (d) The provisions of this Section 13 shall similarly apply to successive Flip-over Events. In the event that any Flip-over Event shall occur, the Rights which have not theretofore been exercised pursuant to Section 11(a)(ii) shall thereafter become exercisable in the manner described in Section 13(a).

     Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the counter market, as reported by the National Association of Securities Dealers Automated Quotation System or other such system then in use. If on any such date the Rights are not quoted by any such organization, the fair value of the Rights on such date as determined in good faith by the Board shall be used and shall be binding on the Rights Agent and the holders of the Rights.

     (b) The Company shall not be required to issue fractions of shares of Common Stock or other securities or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one share of Common Stock or one unit of other securities. For purposes of this Section 14 (b), the current market value shall be the closing price of one share or one unit (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date on which such fractional shares would have been otherwise issuable.

     (c) The holder of a Right by the acceptance of the Rights expressly waives the holder's right to receive any fractional Rights or any fractional shares, except as permitted by this
Section 14.

      Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date, of the Common Stock); and any such registered holder, without the consent of the Rights Agent or of any other holder, may, in the holder's own behalf and for the holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

     Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferrable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock Certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock Certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or
commission, or any statute, rule, regulation or government   authority,
prohibiting or otherwise restraining performance of such obligation.

     Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable hereunder, nor shall anything contained herein or in any Right Certificates be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder or securityholder of the Company.

     Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on request of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability. The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate of Common
Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.     MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation the identity of any Acquiring Person or Adverse Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereby by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, PROVIDED, however, reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer the certificate attached to the form of assignment or form of election to exercise, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Any successor Rights Agent shall be a corporation organized and doing business under the laws of the United States or of the States of Minnesota or New York, in good standing, having a principal office in the States of Minnesota or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital, surplus and undivided profits of at least $10,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall mail notice thereof in writing to the predecessor Rights Agent, each transfer agent of the Common Stock and the registered holders of the Right Certificates. Failure to mail such notice or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

     Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this

Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board, issue Right Certificates in connection with the sale of shares of Common Stock following the Distribution Date.

     Section 23.     REDEMPTION AND TERMINATION.

     (a) (i) The Company may, at its option, at any time prior to the earlier of (y) the Close of Business on the date of a Flip-In Event, or (z) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.Ol per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price," as defined in Section 11(d), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

          (ii) If, prior to the Close of Business on the twentieth day following the occurrence of a Flip-In Event, (y) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or a series of transactions not directly or indirectly involving the Company or any Subsidiary of the Company so that such Person is no longer an Acquiring Person and there is no other Person immediately following such transfer or other disposition who is an Acquiring Person or an Adverse Person, or (z) a Person who is an Adverse Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or a series of transactions not directly or indirectly involving the Company or a Subsidiary of the Company so that such Person is no longer an Adverse Person and there is no other Person immediately following such transfer or other disposition who is an Adverse Person or an Acquiring Person, then the right of redemption provided by
Section 23(a)(i) shall automatically be reinstated and any previously occurring Flip-In Event shall, for purposes of Section 23, be deemed to have been annulled AB INITIO.

          (iii) Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable until the Close of Business on the twentieth day following a Flip-In Event and then shall only be exercisable if the right of redemption provided by Section 23(a)(i) has not been reinstated pursuant to the terms and provisions of Section 23(a)(ii).

     (b) Immediately upon the action of the Board of the Company ordering the redemption of the Rights, evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. At the option of the Company, payment of the Redemption Price may accompany such notice.

     Section 24. NOTICE OF CERTAIN EVENTS. In case the Company shall propose, at any time after the Distribution Date, to take any action of any of the types described in Section 11(a)(i), Section 11(b) or Section 11(c) or to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate and the Rights Agent, to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date or other date of participation therein, and such notice shall be so given at least twenty (20) days prior to the record date or other date of participation. If a Flip-In Event occurs and the right of redemption is not reinstated pursuant to Section 23(a)(ii), then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) . The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the matter or event as to which such notice was to relate.

     Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

     Nash-Finch Company
     Attention: Secretary
     7600 France Avenue South
     P.O. Box 355
     Minneapolis, Minnesota 55440-0355

Subject to the provisions of Section 21, any notice of demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

     Norwest Bank Minnesota, National Association
     Stock Transfer Department
     161 North Concord Exchange
     South St. Paul, Minnesota 55075

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by firstclass mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. SUPPLEMENTS AND AMENDMENTS. At any time and from time to time while the Rights are redeemable pursuant to Section 23(a)(i), the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Rights except for a supplement or amendment which would change the Redemption Price, Final Expiration Date, Purchase Price, or the number of fractional shares of Common Stock to which a Right relates. During any time the Rights are not redeemable pursuant to Section 23(a)(i), the Company and the Rights Agent shall at any time and from time to time, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or
(iii) to change or supplement any provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of certificates representing Rights (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate thereof).
Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. BENEFITS OF THIS AGREEMENT. (a) Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

     (b) For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other securities outstanding at any particular time, including without limitation for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

     (c) The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company or necessary or advisable in the administration of this Agreement, including without limitation the right and power to interpret the Agreement and to make all determinations deemed necessary or advisable for the administration of this Agreement. All such acts, interpretations and determinations done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights. Accordingly, the Board shall not be liable to the holders of Rights Certificates or any other party for any determination made, action taken, or action omitted to be taken pursuant to the terms of this Agreement, if such determination, action or omitted action was made or taken in good faith.

     Section 29. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 30. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights and obligations of the Rights Agent shall be governed by the laws of the state in which its principal office is located.

     Section 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   NASH-FINCH COMPANY

                                   By: __________________________________
                                        Title ___________________________

                                   Attest: ______________________________
                                        Title ___________________________


                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION


                                   By: __________________________________
                                        Title ___________________________

                                   Attest: ______________________________
                                        Title ___________________________

                                                             EXHIBIT A

                     [Form of Front Side of Right Certificate]


Certificate No. R-                                            _________ Rights

          NOT EXERCISABLE AFTER MARCH 31, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT
          REFERRED TO HEREIN.   UNDER CERTAIN CIRCUMSTANCES, RIGHTS
          BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN [ACQUIRING] [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN [ACQUIRING] [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.] THE RIGHTS SHALL NOT BE EXERCISABLE AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.


-----------------------
1. The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person as applicable, and shall replace the preceding sentence.

                               RIGHT CERTIFICATE

                               NASH-FINCH COMPANY
                            (a Delaware corporation)


     This certifies that ___________________________________, or  registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Stockholder Rights Agreement dated as of February 13, 1996 (the "Rights Agreement") between Nash-Finch Company, a Delaware corporation (the "Company") and Norwest Bank Minnesota, National Association, a national association (the "Rights Agent"), to purchase for cash from the Company at any time that the Company's right of redemption has expired and has not been reinstated (but only prior to 4:30 p.m. (Minneapolis, Minnesota) on March 31, 2006) at the principal office of the Rights Agent in Minnesota, or its successor as Rights Agent, one-half of one fully paid, nonassessable share of the Common Stock (the"Common Stock") of the Company at a purchase price of $60.00 per one full share (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise hereof) and the Purchase Price are the number and Purchase Price as, of February 13, 1996.

     If a Flip-In Event (as such term is defined in the Rights Agreement) shall occur and the Company's right of redemption is not reinstated, the Rights evidenced by this Right Certificate, if beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, (ii) a transferee of any such Acquiring Person, Adverse Person, Affiliate or Associate, or (iii) under certain circumstances, a transferee of a person who became an Acquiring Person, Adverse Person, Affiliate or Associate concurrently with or following such transfer, shall become null and void.

     The Rights evidenced by this Right Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

     As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under certain circumstances specified in such Rights Agreement.
A copy of the Rights Agreement is on file at the above-mentioned office of the Rights Agent and may be obtained by written request to the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at any time prior to the earlier of the Close of Business on the date of a Flip-In Event or the Final Expiration Date at a redemption price of $.O1 per Right, payable at the election of the Company in cash, shares of Common Stock or such other consideration as the Board may determine.

     No fractional shares of Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder or securityholder of the Company.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated:________________, 19__.


                                        NASH-FINCH COMPANY


                                        By _______________________________
                                             Title _______________________


                                        Attest ___________________________
                                             Title _______________________


                                        Countersigned:

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION


                                        By ________________________________
                                                Authorized Signature

                    [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                      (To be executed if holder desires to
                         transfer the Right Certificate.)

     FOR VALUE RECEIVED, ____________________________________________ hereby sells, assigns and transfers unto __________________________________________
____________________________________________________________________________
               (Please print name and address of transferee)

____________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________, attorney, to transfer the within Right Certificate on the books of the within named Company with full power of substitution.

     The undersigned hereby certifies, by marking the appropriate boxes, that:

     (1)   This Right Certificate

           [     ] is
                   or
           [     ] is not

being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

     (2) The undersigned (after due inquiry and to the best of the undersigned's knowledge)

          [     ] did
                  or
          [     ] did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Date: ________________, 19__


                                             _________________________________
                                                        Signature

Signature Guaranteed:

                                 NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                            FORM OF ELECTION TO PURCHASE

                   (To be executed if holder desires to exercise
                    Rights represented by the Right Certificate.)


To:  Nash-Finch Company:

     The  undersigned  hereby   irrevocably   elects   to   exercise
______________________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights), and requests that certificates for such shares (or other securities) be issued in the name of:

_____________________________________________________________________________
                      (Please print name and address)


Please insert social security
or other identifying number:  _______________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

_____________________________________________________________________________
                      (Please print name and address)

Please insert social security
or other identifying number: ________________________________________________

     The undersigned hereby certifies, by marking the appropriate boxes, that:

     (1)   The Rights evidenced by this Right Certificate
           [     ] are
                   or
           [     ] are not

being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

     (2) The undersigned (after due inquiry and to the best of the undersigned's knowledge)

          [     ] did
                  or
          [     ] did not

acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Date: ________________, 19__

                                         ____________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

     The signature on the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.